UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 15, 2024

Kyndryl Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and zip code)

(212) 896-2098
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On February 15, 2024, Kyndryl Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $500,000,000 aggregate principal amount of its 6.350% Senior Notes due 2034 (the “Securities”). The Securities were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-276713), filed on January 26, 2024. The Company intends to use the net proceeds of this offering, together with cash on hand, to repay amounts outstanding under the Company’s $500 million three-year variable term loan credit agreement.

On February 20, 2024, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into a Second Supplemental Indenture, dated as of February 20, 2024 (the “Supplemental Indenture”), to the Indenture, dated as of October 15, 2021 (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), providing for the issuance of the Securities.

The Securities are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness. The Securities will not be guaranteed by any of the Company’s subsidiaries. The Securities bear interest at 6.350% per annum and will mature on February 20, 2034. Interest on the Securities is payable on February 20 and August 20 of each year, beginning on August 20, 2024. At any time and from time to time prior to November 20, 2033, the Company may redeem the Securities, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after November 20, 2033, the Company may redeem some or all of the Securities at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of its wholly-owned U.S. subsidiaries to incur liens and enter into sale and leaseback transactions. The Indenture also restricts the ability of the Company to consolidate, merge or transfer all or substantially all of their assets, and requires the Company to offer to repurchase the Securities upon certain change of control events.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Securities are qualified in their entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1, the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 15, 2021, and the Supplemental Indenture (including the form of the Securities attached thereto), which is filed herewith as Exhibit 4.1, each incorporated by reference herein. The form of the Securities is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
1.1	Underwriting Agreement, dated as of February 15, 2024, by and among Kyndryl Holdings, Inc. and MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the underwriters named in Schedule 1 therein.

4.1	Second Supplemental Indenture, dated as of February 20, 2024, between Kyndryl Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 6.350% Senior Notes due 2034 (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYNDRYL HOLDINGS, INC.

Date:	February 20, 2024	By:	/s/ Vineet Khurana
			Name:	Vineet Khurana
			Title:	Senior Vice President and Global Controller